Exhibit 5.1
December 9, 2010
Board of Directors
HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
HeartWare International, Inc.
Ladies and Gentlemen:
     We have acted as counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), in connection with the automatic Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time pursuant to Rule 415, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities or any combination thereof (the “Warrants”) and (v) units representing ownership of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination thereof (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to as the “Securities”. Any Debt Securities may be convertible into or exchangeable for Common Stock or other Securities.
     The Debt Securities will be issued pursuant to an Indenture (the “Indenture”) between the Company and Wilmington Trust FSB, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder (an “Indenture Document”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (the “Unit Agent”). Each Indenture Document, Certificate of Designation, Warrant Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on

Form 8-K incorporated in such Registration Statement by reference. The Indenture, Indenture Document, Certificate of Designation, Warrant Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents”).
     In that connection, we have reviewed originals or copies of the following documents:
     (a) The Indenture.
     (b) The Registration Statement.
     (c) The Prospectus.
     (d) The certificate of incorporation and bylaws of the Company, as amended through the date hereof
     (e) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of Directors of the Company relating to filing of the Registration Statement and the issuance and sale of the Securities (the “Resolutions”).
     In our review of the documents, we have assumed:
     (a) The genuineness of all signatures.
     (b) The authenticity of the originals of the documents submitted to us.
     (c) The conformity to authentic originals of any documents submitted to us as copies.
     (d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.
     (e) That the Indenture, when duly executed by the Trustee, will be the legal, valid and binding obligation of the parties thereto, other than the Company, enforceable against each such party in accordance with its terms.
     (f) That:
     (i) The execution, delivery and performance by the Company of the Securities Documents will not:
          (A) contravene its articles or certificate of incorporation, bylaws or other organizational documents;
          (B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

          (C) result in any conflict with or breach of any agreement or document binding on it.
     (ii) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery, performance by the Company of the Securities Documents or, if such authorization, approval, consent or action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
     We also have assumed that (i) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, when so issued, will have been duly authorized, executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, and (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto.
     We have not independently established the validity of the foregoing assumptions.
     “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents and, for purposes of our opinions below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Securities Documents or any of its affiliates.
     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:
     1. The Indenture has been duly authorized by the Company, and (i) when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions, and (ii) duly executed and delivered by the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     2. When (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved, and (iii) the Debt Securities have been duly executed and delivered by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the related Indenture Document.
3.	When (i) final resolutions shall have been adopted pursuant to the authority granted in the Resolutions, authorizing the issuance and sale of Common Stock, in conformity with the Company’s Certificate of Incorporation, and the Common Stock is issued in a manner consistent therewith and assuming the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance and (ii) such Common Stock shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the Common Stock will be validly issued, fully paid and non-assessable.
4.	When (i) final resolutions shall have been adopted pursuant to the authority granted in the Resolutions, authorizing the issuance and sale of Preferred Stock, in conformity with the Company’s Certificate of Incorporation, and the Preferred Stock is issued in a manner consistent therewith and assuming the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, (ii) all corporate action necessary for the issuance and sale of the Preferred Stock has been taken, including the adoption and filing of a Certificate of Designation relating thereto, and (iii) such Preferred Stock shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.
5.	When (i) final resolutions shall have been adopted pursuant to the authority granted in the Resolutions, authorizing the issuance and sale of Warrants, and the Warrants are issued in a manner consistent therewith and the applicable Warrant Agreement and assuming the Company shall have such number of securities issuable upon exercise of the Warrants as are included in such offering or sale authorized and available for issuance, (ii) all corporate action necessary for the issuance and sale of the Warrants has been taken, (iii) the Warrant Agreement to be entered into in connection with the issuance of the Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, (iv) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and such Warrants have been executed in accordance with the Warrant Agreement, and (v) such Warrants shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the applicable Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.
6.	When (i) final resolutions shall have been adopted pursuant to the authority granted in the Resolutions, authorizing the issuance and sale of Units, and the Units are issued in a manner consistent therewith and the applicable Unit Agreement and assuming the Company shall have such number of securities underlying the Units as are included in such offering or sale authorized and available for issuance, (ii) all corporate action necessary for the issuance and sale of the Units has been taken, (iii) the Unit Agreement to be entered into in connection with the issuance of the Units has been duly authorized, executed and delivered by the Unit Agent and the Company, (iv) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement and such Units have been executed in accordance with the Unit Agreement, and (v) such Units shall have been duly delivered to the purchases thereof against payment of the agreed consideration therefor in accordance with the terms of the applicable Unit Agreement, the Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
Our opinions expressed above are subject to the following qualifications:
(a)	Our opinions in paragraphs 1, 2, 5 and 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
(b)	Our opinions in paragraphs 1, 2, 5 and 6 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” We do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP

DC/IS/SL/DA
RE

5